                                                                    Exhibit 10.3









                                CREDIT AGREEMENT

                            DATED AS OF APRIL 3, 2000

                                      AMONG

                       HEADS & THREADS INTERNATIONAL LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY,

                          VARIOUS LENDING INSTITUTIONS,

                                       AND

                           AMERICAN NATIONAL BANK AND
                            TRUST COMPANY OF CHICAGO,
                                    AS AGENT

                               TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS................................................................................1

         1.1      Definitions....................................................................................1
         1.2      Other Interpretive Provisions.................................................................15
         1.3      Accounting Principles.........................................................................16

ARTICLE II            THE CREDITS...............................................................................17

         2.1      Description of Facility.......................................................................17

                  2.1.1    Revolving Facility...................................................................17
                  2.1.2    Term Facility........................................................................17
                  2.1.3    Use of Proceeds......................................................................17

         2.2      Advances......................................................................................17

                  2.2.1    Commitment...........................................................................17
                  2.2.2    Termination..........................................................................17
                  2.2.3    Ratable Loans........................................................................17
                  2.2.4    Types of Advances....................................................................17
                  2.2.5    Minimum Amount of Each Advance.......................................................18
                  2.2.6    Method of Selecting Types and Interest Periods for New Advances......................18
                  2.2.7    Conversion and Continuation of Outstanding Advances..................................18

         2.3      Facility Letters of Credit....................................................................19

                  2.3.1    Obligation to Issue. ................................................................19
                  2.3.2    Types and Amounts....................................................................19
                  2.3.3    Conditions...........................................................................19
                  2.3.4    Procedure for Issuance of Facility Letters of Credit.................................20
                  2.3.5    Reimbursement Obligations............................................................21
                  2.3.6    Participation........................................................................21
                  2.3.7    Payment of Reimbursement Obligations.................................................22
                  2.3.8    Compensation for Facility Letters of Credit..........................................23
                  2.3.9    Facility Letter of Credit Collateral Account.........................................23

         2.4      General Facility Terms........................................................................24

                  2.4.1    Fees; Reductions in Aggregate Commitment.............................................24
                  2.4.2    Optional Principal Payments; Mandatory Principal Payments............................25
                  2.4.3    Changes in Interest Rate, etc........................................................25
                  2.4.4    Rates Applicable After Default.......................................................25
                  2.4.5    Method of Payment....................................................................26
                  2.4.6    Recovery of Payment..................................................................26
                  2.4.7    Collateral...........................................................................26
                  2.4.8    Notes; Telephonic Notices............................................................26
                  2.4.9    Interest Payment Dates; Interest and Fee Basis.......................................26
                  2.4.10   Principal and Interest Payments Upon The Term Loan...................................27
                  2.4.11   Notification of Advances, Interest Rates, and Prepayments............................27
                  2.4.12   Lending Installations................................................................27
                  2.4.13   Non-Receipt of Funds by the Agent....................................................27
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                               TABLE OF CONTENTS
                                  (continued)
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                  2.4.14   Withholding Tax Exemption............................................................27

ARTICLE III           CHANGE IN CIRCUMSTANCES...................................................................28

         3.1      Yield Protection..............................................................................28
         3.2      Changes in Capital Adequacy Regulations.......................................................29
         3.3      Taxes.........................................................................................29
         3.4      Lender Statements; Survival of Indemnity......................................................30

ARTICLE IV            CONDITIONS PRECEDENT......................................................................31

         4.1      Initial Advance and Facility Letter of Credit.................................................31
ARTICLE V             REPRESENTATIONS AND WARRANTIES............................................................34

         5.1      Corporate Existence and Standing..............................................................34
         5.2      Authorization and Validity....................................................................34
         5.3      No Conflict; Government Consent...............................................................34
         5.4      Financial Statements..........................................................................35
         5.5      Material Adverse Change.......................................................................35
         5.6      Taxes.........................................................................................35
         5.7      Litigation and Contingent Obligations.........................................................35
         5.8      Subsidiaries..................................................................................35
         5.9      ERISA.........................................................................................36
         5.10     Accuracy of Information.......................................................................36
         5.11     Regulation U..................................................................................36
         5.12     Material Agreements...........................................................................36
         5.13     Compliance With Laws..........................................................................36
         5.14     Ownership of Properties.......................................................................36
         5.15     Environmental Matters.........................................................................37
         5.16     Investment Company Act........................................................................37
         5.17     Public Utility Holding Company Act............................................................37
         5.18     Intentionally Omitted.........................................................................37
         5.19     Intellectual Property.........................................................................37
         5.20     Labor.........................................................................................37
         5.21     Solvency......................................................................................37
         5.22     Post-Retirement Benefits......................................................................38
         5.23     Insurance.....................................................................................38
         5.24     Insurance Certificate.........................................................................38

ARTICLE VI            COVENANTS.................................................................................38

         6.1      Financial Reporting...........................................................................39
         6.2      Use of Proceeds...............................................................................41
         6.3      Notice of Default.............................................................................41
         6.4      Conduct of Business...........................................................................41
         6.5      Taxes.........................................................................................41
         6.6      Insurance.....................................................................................41
         6.7      Compliance with Laws..........................................................................41
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                               TABLE OF CONTENTS
                                  (continued)

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         6.8      Maintenance of Properties.....................................................................41
         6.9      Inspection....................................................................................42
         6.10     Financial Covenants...........................................................................42

                  6.10.1   Leverage Ratio.......................................................................42
                  6.10.2   Interest Coverage Ratio..............................................................42
                  6.10.3   Fixed Charge Coverage Ratio..........................................................42
                  6.10.4   Capital Expenditures.................................................................42

         6.11     [Intentionally Omitted].......................................................................43
         6.12     Indebtedness..................................................................................43
         6.13     Merger........................................................................................43
         6.14     Sale of Assets................................................................................43
         6.15     Investments and Acquisitions..................................................................44
         6.16     Liens.........................................................................................44
         6.17     Prohibition of Negative Pledge................................................................45
         6.18     Affiliates....................................................................................45
         6.19     Amendments to Agreements......................................................................45
         6.20     Sale of Accounts..............................................................................46
         6.21     Fiscal Year...................................................................................46
         6.22     Limitation on the Creation of Subsidiaries....................................................46
         6.23     Subsidiary Dividends..........................................................................46
         6.24     Repayment of Subordinated Debt................................................................46

ARTICLE VII           DEFAULTS..................................................................................46

ARTICLE VIII          ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............................................49

         8.1      Acceleration..................................................................................49
         8.2      Amendments....................................................................................49
         8.3      Preservation of Rights........................................................................50

ARTICLE IX            GENERAL PROVISIONS........................................................................50

         9.1      Survival of Representations...................................................................50
         9.2      Governmental Regulation.......................................................................51
         9.3      Taxes.........................................................................................51
         9.4      Headings......................................................................................51
         9.5      Entire Agreement..............................................................................51
         9.6      Several Obligations; Benefits of this Agreement...............................................51
         9.7      Expenses; Indemnification.....................................................................51
         9.8      Numbers of Documents..........................................................................52
         9.9      Accounting....................................................................................52
         9.10     Severability of Provisions....................................................................52
         9.11     Nonliability of Lenders.......................................................................52
         9.12     Confidentiality...............................................................................52
         9.13     Nonreliance...................................................................................52
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                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE X             THE AGENT.................................................................................53

         10.1     Appointment; Nature of Relationship...........................................................53
         10.2     Powers........................................................................................53
         10.3     General Immunity..............................................................................53
         10.4     No Responsibility for Loans, Recitals, etc....................................................53
         10.5     Action on Instructions of Lenders.............................................................54
         10.6     Employment of Agents and Counsel..............................................................54
         10.7     Reliance on Documents; Counsel................................................................54
         10.8     Agent's Reimbursement and Indemnification.....................................................54
         10.9     Notice of Default.............................................................................54
         10.10    Rights as a Lender............................................................................55
         10.11    Lender Credit Decision........................................................................55
         10.12    Successor Agent...............................................................................55

ARTICLE XI            SETOFF; RATABLE PAYMENTS..................................................................56

         11.1     Setoff........................................................................................56
         11.2     Ratable Payments..............................................................................56

ARTICLE XII           BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATION..........................................56

         12.1     Successors and Assigns........................................................................56
         12.2     Participation.................................................................................57

                  12.2.1   Permitted Participants; Effect.......................................................57
                  12.2.2   Voting Rights........................................................................57
                  12.2.3   Benefit of Setoff....................................................................57

         12.3     Assignments...................................................................................57

                  12.3.1   Permitted Assignments................................................................57
                  12.3.2   Effect; Effective Date...............................................................58

         12.4     Dissemination of Information..................................................................58
         12.5     Tax Treatment.................................................................................58

ARTICLE XIII          NOTICES...................................................................................59

         13.1     Notices.......................................................................................59
         13.2     Change of Address.............................................................................59

ARTICLE XIV           COUNTERPARTS..............................................................................59
ARTICLE XV            CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL..............................59

         15.1     Choice of Law.................................................................................59
         15.2     Consent to Jurisdiction.......................................................................60
         15.3     Waiver of Jury Trial..........................................................................60
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SCHEDULE 1                                      Lenders and Commitments

SCHEDULE 1.1                                    Eligible Accounts

SCHEDULE 2                                      Lender Addresses

SCHEDULE 5.5                                    Material Adverse Changes since December 31, 1999

SCHEDULE 5.6                                    Exceptions to Tax Representations

SCHEDULE 5.7                                    Pending Litigation

SCHEDULE 5.8                                    Borrower's Subsidiaries

SCHEDULE 5.9                                    Exceptions to ERISA Representation with respect to Plan Withdrawals

SCHEDULE 5.14                                   Exceptions to Representation Concerning Ownership of Properties

SCHEDULE 5.15                                   Exceptions to Representation Concerning Environmental Matters

SCHEDULE 6.12                                   Permitted Indebtedness

SCHEDULE 6.15(viii)                             Description of Existing Investments

SCHEDULE 6.16                                   Description of Existing Liens


EXHIBIT A                                       Form of Compliance Certificate

EXHIBIT B                                       Form of Note

EXHIBIT C                                       Form of Security Agreement

EXHIBIT D                                       Form of Facility Letter of Credit Request

EXHIBIT E                                       Form of Opinion of Outside Counsel For Borrower

EXHIBIT F                                       Form of Written Money Transfer Instructions

EXHIBIT G                                       Form of Assignment and Assumption Agreement

EXHIBIT H                                       Borrowing Base Certificate

                                CREDIT AGREEMENT

         This Credit Agreement (this "Agreement"), dated as of April 3, 2000, is among HEADS & THREADS INTERNATIONAL LLC, a Delaware limited liability company (the "Borrower"), the lenders listed from time to time on Schedule I hereto (each a "Lender" and, collectively, the "Lenders"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Agent (the "Agent"). The parties hereto agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following terms shall have the meanings herein specified unless the context otherwise requires:

         "Account" means any right to payment for goods sold or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance or delivery.

         "Account Debtor" has the meaning stated therefor in the Security Agreement.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going concern business or all or substantially all of the assets of any firm, corporation or division thereof, whether through the purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or membership interests in a limited liability company.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the Borrower on the same Borrowing Date.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means American National Bank and Trust Company of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to
Article X.

         "Aggregate Available Revolving Commitment" means, at any date of determination thereof, the Aggregate Revolving Commitment minus the sum of (i) the Facility Letter of Credit Obligations then outstanding and (ii) the aggregate principal amount of all Revolving Advances then outstanding.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Aggregate Revolving Commitment" means $55,000,000.

         "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Alleghany" means Alleghany Corporation, a Delaware corporation, which as of the date hereof is the sole member of the Borrower.

         "ANB" means American National Bank and Trust Company of Chicago in its individual capacity, and its successors.

         "Applicable Bankers Acceptance Percentage" means at any time the percentage set forth on the Pricing Schedule for Bankers Acceptances.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment as set forth in the Pricing Schedule.

         "Applicable Letter of Credit Percentage" means at any time the percentage set forth on the Pricing Schedule for Letters of Credit.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Arranger" means American National Bank and Trust Company of Chicago.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the Chairman, President, Executive Vice President, Vice President, Chief Financial Officer, Secretary or Treasurer of the Borrower, or any other senior officer of the Borrower designated as such in writing to the Agent by the Borrower, in each case acting singly.

         "Bank One" means Bank One Corporation.

         "Bankers Acceptance" means a bankers acceptance or similar instrument which is issued by the Issuer pursuant to a documentary acceptance credit agreement upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Bankers Acceptance Fee" means with respect to any Bankers Acceptance on the Issuance Date thereof the BA Rate plus the Applicable Bankers Acceptance Percentage.

         "BA Rate" means the rate customarily charged by the Issuer for the issuance of Bankers Acceptances.

         "Base Rate" means a rate per annum equal to the corporate base rate of interest announced by ANB from time to time, changing when and as said corporate base rate changes. Any change in the Base Rate shall take effect at the opening of business on the date specified in the announcement of such change. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. ANB may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

         "Benefit Plan" means each employee benefit plan as defined in Section 3(3) of ERISA of the Borrower and its Subsidiaries.

         "Borrower" means Heads & Threads International LLC, a Delaware limited liability company, and, subject to the provisions herein, its successors and assigns.

         "Borrowing Base" means an amount equal to the lesser of (1) $55,000,000 or (2) an amount, adjusted as described below, equal to (a) 85% of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to the Account Debtor thereof in connection therewith) of all existing Eligible Accounts that are set forth in the Schedule of Accounts then most recently delivered by the Borrower to the Agent and all existing Eligible Accounts that are set forth in any Schedule of Accounts delivered by the Borrower to the Agent since the date of such Schedule of Accounts, which amount shall be reduced by 100% of the face amount of all payments which the Borrower has received on or in connection with its Eligible Accounts since the date of such Schedule of Accounts, plus (b) the lesser of (i) $35,000,000 or (ii) 60% of Eligible Inventory, all as set forth in the Schedule of Inventory then most recently delivered by the Borrower to the Agent and all existing Eligible Inventory set forth in any Schedule of Inventory delivered by the Borrower to the Agent since the date of such Schedule of Inventory; provided, however, that, notwithstanding any contrary provision contained herein, the Agent may elect at any time, if in its reasonable discretion, it is materially insecure, to change the foregoing method of calculating the Borrowing Base by reducing advances against Eligible Accounts and Eligible Inventory, or to deduct additional reserves from the Borrowing Base. For purposes hereof, unless otherwise notified by the Borrower, the Agent will assume that all monies collected in the Lock Box (as defined in the Security Agreement) are payments of Eligible Accounts.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Business Day" means (i) with respect to any borrowing, payment and for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities.

         "Borrowing Notice" is defined in Section 2.2.6.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender.

         "Change in Control" means Alleghany Corporation shall fail to maintain beneficial ownership, directly or indirectly, free and clear of any Lien other than Liens in favor of the Agent and/or the Lenders, in the aggregate of at least eighty percent (80%) of the membership interests of Borrower and its Subsidiaries.

         "Closing Date" means April 3, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower and its Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Agent on behalf of the Lenders (including without limitation as of the Closing Date the assets acquired in the Reynolds Acquisition), whether under this Agreement or under any other documents executed by any such Person and delivered to the Agent or the Lenders.

         "Commercial Letter of Credit" means any Facility Letter of Credit that is a commercial or trade Letter of Credit.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans and purchase participations in Facility Letters of Credit in an aggregate amount not exceeding the amount set forth opposite its name on
Schedule 1 hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Commitment Fee" has the meaning stated in Section 2.4.1.1(ii).

         "Compliance Certificate" means a compliance certificate, substantially in the form of Exhibit A hereto, signed by the chief financial officer or treasurer of the Borrower, showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         "Condemnation" is defined in Section 7.8.

         "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.


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

         "Consolidated Funded Indebtedness" means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

         "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "Contingent Obligation" of a Person means, without duplication, any agreement, undertaking or arrangement by which such Person directly or indirectly assumes guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any operating agreement, comfort letter, take-or-pay contract or application or reimbursement agreement for a Letter of Credit but excluding any endorsement of instruments for deposit or collection in the ordinary course of business.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Credit Party" means the Borrower.

         "Current Assets" means the value of the current assets of Borrower and its Subsidiaries determined in accordance with GAAP.

         "Current Liabilities" means as of any date, the aggregate amount of all liabilities of Borrower and its Subsidiaries determined in accordance with GAAP which would, in accordance with GAAP, be classified as current liabilities by a Person conducting a business the same as or substantially similar to that of Borrower.

         "Debt" means as of any time the aggregate of all indebtedness, obligations, liabilities, reserves and any other items which would be listed as a liability on a consolidated balance sheet of the Borrower in accordance with GAAP consistently applied, and in any event including all indebtedness and liabilities of any other person which the Borrower or any of its Subsidiaries may guarantee or otherwise be responsible or liable for (other than any liability arising out of the endorsement of commercial paper for deposit or collection in the ordinary course of business), all indebtedness and liabilities secured by any lien on any property of the Borrower or any of its Subsidiaries, whether or not the same would be classified as a liability on a balance sheet, the liability of the Borrower or any of its Subsidiaries, in respect to banker's acceptances and letters of credit, and the aggregate amount of rentals or other consideration payable by the Borrower or any of its Subsidiaries over the remaining unexpired term of all capital leases (determined in accordance with GAAP), but excluding all general contingency reserves and reserves for deferred income taxes and investment credit.

         "Default" means an event described in Article VII.


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

         "Dollars", "U.S. Dollars" and "$" mean dollars in lawful currency of the United States of America.

         "EBITDA" means earnings before interest, taxes, depreciation and amortization of the Borrower and its Subsidiaries taken as a whole calculated
(i) for any period from the Closing Date and ending on or prior to March 31, 2001, based upon such items for the elapsed period during the twelve-month period ending March 31, 2001, annualized, and (ii) for any period commencing after March 31, 2001, based upon such items for the immediately preceding trailing twelve months.

         "Eligible Account" means any of the Accounts of the Borrower or any of its Subsidiaries which meets each of the following requirements: (i) if it arises from the sale of goods, such goods have been shipped or delivered to the Account Debtor thereof or such goods are being invoiced in accordance with the Borrower's or such Subsidiary's customary progress billings in accordance with GAAP; (ii) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on such Account Debtor's part or to any claim on such Account Debtor's part denying liability thereunder in whole or in part; (iii) it is subject to a perfected Lien in the Agent's favor and is not subject to any other Lien whatsoever, except for Permitted Liens; (iv) it is evidenced by an invoice (dated not later than the date of shipment to the Account Debtor or performance and having a due date not more than 60 days after the date of invoice) rendered to such Account Debtor, and is not evidenced by any instrument or chattel paper; (v) it is payable in Dollars; (vi) it is not accounts owing by any governmental agency or body, (vii) it is not owing by any Account Debtor residing, located or having its principal activities or place of business outside the United States of America or who is not subject to service of process within the continental United States of America, unless it is secured by a letter of credit in form and substance acceptable to the Agent in the Agent's sole discretion or, it is an account owing by one or more of the Account Debtors listed on Schedule 1.1 hereto, as amended from time to time with the consent of the Agent, and such accounts in the aggregate do not exceed twenty five percent (25%) of the total of Eligible Accounts; (viii) it is not owing by any Account Debtor involved in any bankruptcy or insolvency proceeding; (ix) it is not owing by any of the Borrower's Affiliates; (x) it is not unpaid more than 90 days after the date of such invoice; (xi) it is not owing by an Account Debtor which shall have failed to pay in full any invoice evidencing any Account within 90 days after the date of such invoice, unless the total invoice amounts of such Account Debtor which have not been paid within 90 days of the date of such invoice represent less than 25% of the total invoice amounts then outstanding of such Account Debtor;
(xii) it is not an account upon which the Account Debtor is any of the Borrower's Subsidiaries; and (xiii) it is not an Account as to which the Agent, at any time or times hereafter, determines, in good faith, that the prospect of payment or performance by the Account Debtor thereof is or will be impaired. An Account of the Borrower which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

         "Eligible Inventory" means the Borrower's and its Subsidiaries' inventory at cost which meets each of the following requirements: (i) it is in such condition that it may be sold in the ordinary course of the Borrower's and its Subsidiaries' business; (ii) in the case of goods held for sale, it is unused (except as the Bank may otherwise consent in writing); (iii) it is owned by the Borrower or its Subsidiaries and is subject to a perfected Lien in the Agent's favor and is not subject to any other Lien whatsoever, except for Permitted Liens; (iv) it is maintained in compliance with all governmental and governmental agency regulations; and (v) the Agent, in good faith, has determined, in accordance with the Bank's customary business practices, that it is not unacceptable due to age, type, category and/or quantity. Any of the Borrower's and its Subsidiaries Inventory which is Eligible Inventory at any time, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided herein, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1.0% if the rate is not such a multiple.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized, (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located, or (iii) any other taxes to which such Lender or applicable Lending Installation would be subject without regard to any Loan made pursuant to this Agreement.

         "Facility Letter of Credit Collateral Account" is defined in Section 2.3.9.

         "Facility Letter of Credit Obligations" means, at any date of determination thereof, all liabilities, whether actual or contingent, of the Borrower in respect of the Facility Letters of

Credit, including, without limitation, the sum of (i) Reimbursement Obligations and (ii) the aggregate undrawn face amount of any outstanding Facility Letters of Credit.

         "Facility Letter of Credit Request" is defined in Section 2.3.4.

         "Facility Letters of Credit" means, collectively, the Letters of Credit and/or Bankers Acceptances issued by the Issuer pursuant to Section 2.3.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fiscal Year" means, with respect to the Borrower or any of its Subsidiaries, the one year fiscal period beginning on January 1 and ending on the last day of each calendar year.

         "Fixed Charge Coverage Ratio" for a given period means the ratio of (i) EBITDA plus Rent minus Consolidated Capital Expenditures, to (ii) Interest Expense, plus dividends paid by Borrower, plus Rent, plus scheduled principal payments upon Consolidated Funded Indebtedness, plus Taxes due and owing during such period.

         "Floating Rate" means, for any day, a rate per annum equal to the Base Rate for such day plus the Applicable Margin, in each case changing when and as the Base Rate changes.

         "Floating Rate Advance" means an Advance, which except as otherwise provided herein, bears interest at the Floating Rate.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 6.10, including defined terms as used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1999 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders.

         "Gross Up Event" means the occurrence of any of the events stated in Sections 3.1 or 3.2 hereof.

         "Indebtedness" of a Person means, without duplication, such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens, or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Rate Hedging Obligations, (vii) Contingent Obligations and (viii) Subordinated Debt.

         "Intangible Assets" means the amount (to the extent reflected in determining consolidated stockholders' equity) of (i) all write-ups in the book value of any asset owned or acquired by the Borrower or a Subsidiary, (ii) all goodwill, covenants not to compete, prepayments, deferred charges, franchises, patents, trademarks, service marks, trade names, brand names and copyrights,
(iii) all deferred financing costs (including, but not limited to, unamortized debt discount and expense, organization expense and experimental and development expenses, but excluding prepaid expenses), and (iv) leasehold improvements not recoverable at the expiration of a lease.

         "Intellectual Property" is defined in Section 5.19 hereof.

         "Interest Coverage Ratio" means for a given period the ratio of (i) EBITDA to (ii) Interest Expense.

         "Interest Expense" means, for any period of calculation, all interest expense on Indebtedness, calculated for such period for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Internally Generated by Borrower's Operations" means with respect to funds, funds which are (i) derived from Borrower's and its Subsidiaries' ordinary course of business operations; (ii) proceeds of sales of Borrower's and its Subsidiaries' assets permitted hereunder, or (iii) funds contributed to Borrower by Alleghany.

         "Inventory" shall have the meaning stated therefor in the Security Agreement.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers, employees and sales agents made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person, stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person.

         "Issuance Date" means, with respect to any Facility Letter of Credit, the date on which such Facility Letter of Credit is issued hereunder.

         "Issuance Fee" means, with respect to any Letter of Credit on the Issuance Date thereof, the Applicable Letter of Credit Percentage times the maximum amount of such Letter of Credit or such other issuance fee as the Borrower and the Issuer of such Letter of Credit shall have agreed upon in writing.

         "Issuer" is defined in Section 2.3.1.

         "KPMG" means KPMG LLP, certified public accountants.

         "Lender" is defined in the preamble to this Agreement.

         "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         "Letter of Credit" of a Person means a letter of credit, or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Leverage Ratio" means the ratio for Borrower of (i) Borrower's Consolidated Funded Indebtedness less Subordinated Debt to (ii) Operating Cash Flow.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, filed financing statement, assignment, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, a loan or any continuation thereof made by such Lender pursuant to Article II.

         "Loan Documents" means this Agreement, the Notes, the Security Agreement and any other documents and agreements contemplated hereby and executed by the Borrower or a Subsidiary in favor of the Agent or any Lender.

         "Lock Box" shall have the meaning stated therefor in the Security Agreement.

         "Lock Box Account" shall have the meaning stated therefor in the Security Agreement.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its respective obligations under any of the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Material Indebtedness" is defined in Section 7.5.

         "Multiemployer Plan" means a Plan defined in Section 3(37) of ERISA to which the Borrower or any member of the Controlled Group may have any liability.

         "Net Capital Expenditures" means all of the Borrower's and its Subsidiaries' Capital Expenditures which are not funded from Advances hereunder.

         "Net Income" shall mean, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period but excluding any unrealized losses and gains for such period resulting from mark-to-market of Rate Hedging Agreements.

         "Non-U.S. Lender" is defined in Section 3.3(iv).

         "Note" means a promissory note, substantially in the form of Exhibit B hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of a Lender and payable to the order of such Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Notice of Assignment" is defined in Section 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees arising under the Loan Documents, all Facility Letter of Credit Obligations, Rate Hedging Obligations, and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents or under any Rate Hedging Agreement.

         "Operating Cash Flow" for a given period means EBITDA less Consolidated Capital Expenditures, measured (i) for any period from the Closing Date and ending on or prior to March 31, 2001, based upon such items for the period elapsed during the twelve-month period ending March 31, 2001, annualized, and
(ii) for any period commencing after March 31, 2001, based upon such items for the immediately preceding trailing twelve months.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals effective at the option of the lessor) of one year or more.

         "Other Taxes" is defined in Section 3.3(ii).

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last Business Day of each month commencing April 30, 2000, and ending on the later to occur of the Revolving Facility Termination Date and the Term Facility Termination Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Lien" is defined in Section 6.16.

         "Person" means any natural person, corporation, limited liability company, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 302 of ERISA or Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Prepayment Date" is defined in Section 2.4.1.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Pro Rata Share" means, with respect to each Lender at any time, the ratio such Lender's Commitment bears to the Aggregate Commitment.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates. including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, at any time, the aggregate of the obligations of the Borrower to the Issuer and the Lenders in respect of all unreimbursed payments or disbursements made by the Issuer and the Lenders under or in respect of drawings or payments otherwise under the Facility Letters of Credit.

         "Rent" of a Person means for any given period the aggregate amounts paid by such Person under all Operating Leases.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means, at any time, Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, subsequent to the Facility Termination Date, Lenders in the aggregate holding at least 66-2/3% of the sum of (i) the aggregate unpaid principal amount of the outstanding Advances and
(ii) the Facility Letter of Credit Obligations.

         "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Revolving Advance" means an Advance under the Revolving Facility pursuant to Section 2.1.1.

         "Revolving Facility Termination Date" means with respect to Revolving Advances and Facility Letter of Credit Obligations, April 3, 2003 or any earlier date on which the Aggregate Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Reynolds Acquisition" means Borrower's acquisition of certain assets of Reynolds Fasteners, Inc., a Delaware corporation and a wholly-owned subsidiary of Acktion Corporation, a Canadian corporation.

         "Reynolds Purchase Agreement" means the Asset Purchase Agreement dated on or about April 3, 2000 by and among Borrower, Reynolds Fasteners, Inc. and Acktion Corporation, together with the schedules, exhibits and closing documents delivered pursuant thereto.

         "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         "Security Agreement" means that certain Security Agreement and Financing Statement between Borrower and Agent dated April 3, 2000 in substantially the form of Exhibit C hereto.

         "Schedule of Accounts" means an aged trial balance and reconciliation to the Borrowing Base in form and substance satisfactory to the Agent (which may at the Agent's discretion include copies of original invoices) listing the Borrower's and its Subsidiaries' Accounts, to be delivered to the Agent by the Borrower and its Subsidiaries pursuant to Section 6.1(iv).

         "Schedule of Inventory" means a schedule in form and substance satisfactory to the Agent listing the Borrower's and its Subsidiaries' Inventory, to be delivered to the Agent by the Borrower pursuant to Section 6.1(iv), describing such Inventory by category, age and type.

         "Schedule of Payables" means a detailed aged schedule in form and substance satisfactory to the Agent listing the Borrower's and its Subsidiaries' accounts payable, to be delivered on a monthly basis to the Agent by the Borrower pursuant to Section 6.1(iv).

         "SEC" means the Securities and Exchange Commission, or any Person succeeding to any of its principal functions.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Security Agreement" means the Security Agreement and Financing Statement to be delivered to Agent by the Borrower substantially in the form of Exhibit C hereto.

         "Senior Funded Debt" means all Indebtedness that is not Subordinated Debt.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Standby Letter of Credit" means any Facility Letter of Credit that is a standby Letter of Credit.

         "Subordinated Debt" means any unsecured Indebtedness of the Borrower
(a) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the later of the Revolving Facility Termination Date or the Term Facility Termination Date, and the payment of the principal of and interest on which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of principal of and interest (including post-petition interest) on the Notes and all other obligations and liabilities of the Borrower to the Agent and the Lenders hereunder on terms and conditions first approved in writing by the Required Lenders and (b) otherwise containing terms, covenants and conditions satisfactory in form and substance to the Required Lenders, as evidenced by their prior written approval thereof, including without limitation the Indebtedness evidenced by the Subordinated Notes.

         "Subordinated Notes" means collectively all notes evidencing Subordinated Debt whether now existing or hereafter arising and substitutions or replacements therefor.

         "Subsidiary" of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association (including business trusts), joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries, has more than 50% voting or equity interest at the time.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than five percent (5%) of the consolidated assets of the Borrower and its Subsidiaries as at the last day of the calendar month ending on or most recently ended prior to the date on which such determination is made, or (ii) is responsible for more than five percent (5%) of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries for the period of twelve complete consecutive calendar months ending on or most recently ended prior to the date on which such determination is made.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "Term Commitment" means $5,000,000.

         "Term Facility Termination Date" means the earlier of (i) the date on which all Obligations become due and payable under Section 8.1 hereof or (ii) April 3, 2003.

         "Term Loan" is defined in Section 2.1.2.

         "Transferee" is defined in Section 12.4.

         "Type" means with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans as if such Plans were terminating on such date under Section 4041 of ERISA.

         'Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means "including without limitation."

                           (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                           (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

         1.3 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.


                                   ARTICLE II

                                   THE CREDITS

         2.1      Description of Facility.

                  2.1.1 Revolving Facility. Upon the terms and subject to the conditions set forth in this Agreement, the Lenders hereby grant to the Borrower a revolving credit facility pursuant to which: (i) each Lender severally agrees to make Revolving Advances to the Borrower in accordance with Section 2.2; and
(ii) each Lender severally agrees to purchase participations in

Facility Letters of Credit in accordance with Section 2.3; provided, however, that in no event may the sum of (1) the aggregate principal amount of all outstanding Revolving Advances and (2) the Facility Letter of Credit Obligations exceed the Aggregate Revolving Commitment.

                  2.1.2 Term Facility. Each Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Borrower ("Term Loan") on the Closing Date in an amount not to exceed such Lender's Pro Rata Share of the Term Commitment. Amounts borrowed upon the Term Loan which are repaid by the Borrower or from any other source may not be reborrowed.

                  2.1.3 Use of Proceeds. The proceeds of the Revolving Advances and the Term Loan will be used solely to refinance the Borrower's existing indebtedness, to finance a portion of the Reynolds Acquisition and for Borrower's general business purposes.

         2.2      Advances.

                  2.2.1 Commitment. From and including the date of this Agreement and prior to the Revolving Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding (after giving effect to the intended use of proceeds of any Loan used to repay any outstanding Reimbursement Obligations) the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay, and reborrow Revolving Advances only from each Lender at any time prior to the Revolving Facility Termination Date. The Commitment of each Lender to lend hereunder shall expire on the Revolving Facility Termination Date.

                  2.2.2 Termination. All outstanding Revolving Advances owing to each Lender shall be paid in full by the Borrower on the Revolving Facility Termination Date. All outstanding Term Loans owing to each Lender shall be paid in full by the Borrower on the Term Facility Termination Date. All other unpaid Obligations owing to any Lender shall be paid on the later to occur of the Revolving Facility Termination Date and the Term Facility Termination Date.

                  2.2.3 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to their respective Pro Rata Shares.

                  2.2.4 Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.2.6 and 2.2.7.

                  2.2.5 Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $300,000 (and in multiples of $100,000 if in excess thereof) and each Floating Advance shall be in the minimum amount of $10,000 (and in multiples of $10,000 if in excess thereof); provided, however, that any Advance may be in the amount of the unused Aggregate Available Revolving Commitment should the Aggregate Available Revolving Commitment be less than $300,000.

                  2.2.6 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the

Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                           (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                           (ii)     the aggregate amount of such Advance,

                           (iii)    the Type of Advance selected, and

                           (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

                  2.2.7 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.2.7 or are repaid in accordance with Section 2.3.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.3.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

                           (i) the requested date, which shall be a Business Day, of such conversion or continuation,

                           (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

                           (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.3      Facility Letters of Credit.

                  2.3.1 Obligation to Issue. From and including the date of this Agreement and prior to the Business Day prior to the Revolving Facility Termination Date, the Agent agrees, on the terms and conditions set forth in this Agreement and on behalf of each of the Lenders, to issue for the account of the Borrower or one or more of its Subsidiaries, one or more Letters of Credit and Bankers Acceptances in accordance with this Section 2.3 (the Agent in such capacity is referred to as the "Issuer").

                  2.3.2 Types and Amounts. The Issuer shall not have any obligation to and shall not:

                           (i) issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by the Issuer, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon the Issuer;

                           (ii) issue any Facility Letter of Credit if, after giving effect thereto, the sum of (a) the Facility Letter of Credit Obligations and (b) the aggregate unpaid principal balance of the Revolving Advances would exceed the Aggregate Revolving Commitment;

                           (iii) issue any Facility Letter of Credit which has an expiry date (a) later than twelve months after the Issuance Date thereof or (b) after the Facility Termination Date; or

                           (iv) issue any Facility Letter of Credit if, after giving effect to such Facility Letter of Credit requested hereunder, the Facility Letter of Credit Obligations would exceed $35,000,000 in the aggregate.

                  2.3.3 Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 4.1 and 4.2, the obligation of the Issuer to issue any Facility Letter of Credit is subject to the satisfaction in full of each of the following conditions:

                           (i) the Borrower shall have delivered to the Issuer at such times and in such manner as the Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the requested Facility Letter of Credit (it being understood that if any inconsistency exists between the Issuer's Facility Letter of Credit documents and the Loan Documents, the terms of the Loan Documents shall govern and control) and the requested Facility Letter of Credit shall be reasonably satisfactory to the Issuer as to form and content; and

                           (ii) as of the Issuance Date, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuer from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of Letters of Credit generally or the issuance of such requested Facility Letter of Credit in particular.

                  2.3.4    Procedure for Issuance of Facility Letters of Credit.

                  (a) The Borrower shall give the Issuer written notice not later than noon (Chicago time) at least three Business Days before the Issuance Date of any requested Facility Letter of Credit (each a "Facility Letter of Credit Request") (except that, in lieu of such written notice, the Borrower may give the Issuer notice of such request by tested telex or other tested arrangement satisfactory to the Issuer). Such Facility Letter of Credit Request shall be irrevocable and shall specify:

                  (1) the stated amount of such requested Facility Letter of Credit;

                  (2)      the Issuance Date (which day shall be a Business
                           Day);

                  (3) the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than either (i) twelve months after its Issuance Date or (ii) the Revolving Facility Termination Date);

                  (4) the purpose for which such Facility Letter of Credit is to be issued;

                  (5) the Person for whose benefit the requested Facility Letter of Credit is to be issued; and

                  (6) whether the requested Facility Letter of Credit will be a Commercial Letter of Credit, a Standby Letter of Credit or a Bankers Acceptance.

         Prior to the issuance of the requested Facility Letter of Credit, the Borrower shall provide the Issuer with a copy of the form of the Facility Letter of Credit it is requesting be issued. The Issuer will notify each Lender within a reasonable time following the issuance of each Facility Letter of Credit.

                  (b)      Subject to the terms and conditions of this Section
2.3.4 and provided that the applicable conditions set forth in Sections 4.1 (in the case of the initial Facility Letter of Credit), 4.2 and 2.3.3 have been satisfied, the Issuer shall, on the applicable Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuer's usual and customary business practices.

                  (c) The Issuer shall not extend or amend any Facility Letter of Credit unless the requirements of Sections 2.3.2 and 2.3.4 are met.

                  2.3.5    Reimbursement Obligations.

                  (a) (i) The Issuer shall promptly notify the Borrower of any draw or other payment under any Facility Letter of Credit. The Borrower shall reimburse the Issuer for drawings under any such Letters of Credit or payments under Bankers Acceptances (including the Issuer's issuing costs) no later than the Business Day after the payment in respect of such Facility Letter of Credit by the Issuer, together with interest thereon at the Base Rate plus 2% per annum from the date of payment on such Facility Letter of Credit by the Issuer to and including the date on which the Issuer is reimbursed for such payment by the Borrower.

                           (ii) Any Reimbursement Obligation with respect to any Facility Letter of Credit which is not paid on the date when due in accordance with Section 2.3.5(a)(i) shall (A) if there is availability for such an Advance pursuant to Section 2.1.1, be automatically converted on such date into a Revolving Advance and shall bear interest at the Floating Rate or (B) if there is no availability for an Advance pursuant to Section 2.1.1, be payable on demand and bear interest until paid at a rate per annum equal to the sum of (a) the Base Rate plus (b) 2% per annum.

                  (b) Any action taken or omitted to be taken by the Issuer under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuer under any resulting liability to any Lender or, assuming that the Issuer has complied with the procedures specified in Section 2.3.4(b) and such Lender has not given a notice contemplated by Section 2.3.6(a) that continues in full force and effect, relieve such Lender of its obligations hereunder to the Issuer. In determining whether to pay under any Facility Letter of Credit, the Issuer shall have no obligation relative to the Lenders or the Borrower other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to comply on their face with the requirements of such Facility Letter of Credit.

                  2.3.6    Participation.

                  (a) Immediately upon issuance by the Issuer of any Facility Letter of Credit in accordance with the procedures set forth in Section 2.3.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty pertaining thereto; provided, that a Letter of Credit or Bankers Acceptance issued by the Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Section 2.3.6 if the Issuer shall have received written notice from any Lender on or before 10:00 a.m. (Chicago time) on the Issuance Date of such Letter of Credit or Bankers Acceptance that one or more of the conditions contained in Section 4.2 is not then satisfied, and, in the event the Issuer receives such a notice, it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by such Lender or such condition has been satisfied or has been effectively waived in accordance with the provisions of this Agreement.

                  (b) In the event that the Issuer makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuer pursuant to Section 2.3.5, the Issuer shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Issuer for the Issuer's account the amount of such Lender's Pro Rata Share of the unreimbursed amount of any such payment. The failure of any Lender to make available to the Issuer its Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Issuer its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Issuer its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made.

                  (c) Whenever the Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to the account of each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to each such Lender's Pro Rata Share thereof.

                  (d) The obligations of a Lender to make payments to the Issuer with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances. Nothing contained in this Section 2.3.6(d) shall impair or adversely affect any claim any Lender may have against the Issuer or any other Lender with respect to any gross negligence or willful misconduct of the Issuer or such other Lender in respect of any Facility Letter of Credit.

                  2.3.7    Payment of Reimbursement Obligations.

                  (a) The Borrower agrees to pay to the Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuer under or in connection with each Facility Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which the Borrower or any Subsidiary may have at any time against the Issuer, the Agent or any other Person, under all circumstances, including without limitation, any of the following circumstances:

                           (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                           (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);

                           (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                           (v)      the occurrence of any Default or Unmatured
                  Default.

                  (b) In the event any payment by the Borrower or any Subsidiary received by the Issuer with respect to a Facility Letter of Credit and distributed to the Lenders on account of their participation is thereafter set aside, avoided or recovered from the Agent for any reason or under any circumstances including without limitation, in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Issuer, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuer upon the amount required to be repaid by it.

                  2.3.8 Compensation for Facility Letters of Credit. Borrower shall pay to the Issuer on or before the Issuance Date of each Letter of Credit (or such later date as the Borrower and such Issuer shall agree upon in writing), and shall also pay from time to time such Issuer's reasonable and customary costs of, and fees for, issuing and servicing such Letter of Credit. The Borrower shall also pay to the Agent, for the account of the Lenders, ratably based upon the Lenders' respective Pro Rata Shares, the Issuance Fee with respect to each Letter of Credit, for the period from the Issuance Date thereof to and including the final expiration date thereof. The Issuance Fee shall be due and payable in arrears on each Payment Date and, to the extent any such fees are then due and unpaid, on the Revolving Facility Termination Date. The Agent shall promptly remit the Issuance Letter of Credit Fees, when paid to the Lenders in accordance with their Pro Rata Share thereof.

         Borrower shall pay to the Issuer on or before the Issuance Date of each Bankers Acceptance (or such later date as the Borrower and such Issuer shall agree upon in writing), and shall also pay from time to time such Issuer's reasonable and customary costs of issuing and servicing such Bankers Acceptance. The Borrower shall pay to the Agent, for the account of the Lenders, ratably based upon the Lenders' respective Pro Rata Shares, the Bankers Acceptance Fee with respect to each Bankers Acceptance, for the period from the Issuance Date thereof to and including the final expiration date thereof. The Bankers Acceptance Fee shall be due and payable in arrears on each Payment Date and, to the extent any such fees are then due and unpaid, on the Revolving Facility Termination Date. The Agent shall promptly remit the Bankers Acceptance Fees, when paid to the Lenders in accordance with their Pro Rata Share thereof.

                  2.3.9 Facility Letter of Credit Collateral Account. The Borrower hereby agrees that it will, until the final expiration date of any Facility Letter of Credit and thereafter as long as any Facility Letter of Credit Obligation is outstanding or payable to the Lenders, maintain a special cash collateral account (the "Facility Letter of Credit Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Agent, for the ratable benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 15 of the Security Agreement. Upon demand of the Agent, the Borrower shall deposit funds into the Facility Letter of Credit Collateral Account up to the amount of the Facility Letter of Credit Obligations in existence from time to time. Nothing in this Section 2.3.9 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility Letter of Credit Collateral Account or limit the right of the Agent to release any funds held in the Facility Letter of Credit Collateral Account other than as required by Section 15 of the Security Agreement.

         2.4      General Facility Terms.

                  2.4.1    Fees; Reductions in Aggregate Commitment.

                           2.4.1.1 Fees. The Borrower agrees to pay to the Agent the following fees:

                           (i) Closing Fee. On the Closing Date, the Borrower shall pay to the Agent for the ratable account of the Lenders a one time non-refundable closing fee of $200,000.

                           (ii) Commitment Fee. For the account of each Lender in proportion to such Lender's Pro Rata Share, a nonrefundable quarterly commitment fee equal to (a) the product of the figure designated on the Pricing Schedule as the Applicable Fee Rate and (b) the average non-utilized portion of the Aggregate Revolving Commitment during such quarter, which commitment fee shall be deemed earned in its entirety on the date of this Agreement (the "Commitment Fee"). The Commitment Fee shall be payable quarterly in arrears on June 30, 2000 and on the last Business Day of each September, December, March and June thereafter prior to the Facility Termination Date for Revolving Advances with the outstanding unpaid balance of such fee due on the Facility Termination Date for Revolving Advances.

                           (iii) Agent Fees. For the Agent's own account, such fees as the Borrower and the Agent shall have agreed upon pursuant to that certain letter agreement dated March 9, 2000, between the Borrower and the Agent, or as otherwise agreed upon from time to time.

                           (iv) Prepayment Premium. In the event Borrower prepays any amount of the Advances hereunder using funds not Internally Generated by Borrower's Operations, Borrower shall pay to Agent for the ratable benefit of the Lenders on the date of such prepayment (the "Prepayment Date") in addition to the amount prepaid, a prepayment premium of one percent (1%) of the amount prepaid. If the balance of the Loans is accelerated in accordance with the terms of this Agreement, the resulting balance due shall be considered a prepayment due and payable as of the date of acceleration with a prepayment premium due and owing thereon in accordance with this Section
                  2.4.1.1. Borrower agrees that the prepayment premium is payable as liquidated damages for the loss of a bargain, is a reasonable estimate of loss and its payment shall not in any way reduce, affect or impair any other Obligations of Borrower under this Agreement.

                  2.4.1.2 Reductions in Aggregate Revolving Commitment. The Borrower may permanently reduce the Aggregate Revolving Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Commitment may not be reduced below an amount equal to the sum of (a) the aggregate principal amount of the outstanding Revolving Advances plus (b) the outstanding Facility Letter of Credit Obligations.

           2.4.2  Optional Principal Payments; Mandatory Principal Payments.
 In addition to funds collected in the Lock Box, the Borrower may from time to time pay all outstanding Floating Rate Advances, or, pay in a minimum aggregate amount of $300,000 or any integral multiple of $100,000 in excess thereof, without penalty or premium, any portion of the outstanding Floating Rate Advances upon prior notice to the Agent not later than 10:30 a.m. (Chicago time) at least one (1) Business Day before the date of such prepayment. Notwithstanding anything in this Section 2.4.2 to the contrary, if at any time (i) the sum of the aggregate unpaid principal balance of the Advances plus the Facility Letter of Credit Obligations exceeds the Aggregate Commitment, or (ii) the sum of the aggregate unpaid principal balance of the Revolving Advances plus the Facility Letter of Credit Obligations exceeds the Aggregate Revolving Commitment, the Borrower shall, make an immediate mandatory payment on the Advances and/or Revolving Advances equal to such excess.

                  2.4.3 Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to
Section 2.2.7, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.2.7 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.2.6 and 2.2.7 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

                  2.4.4 Rates Applicable After Default. During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Advance shall bear interest at a rate per annum equal to the rate otherwise applicable to the Advance plus, to the extent permitted by law, 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rate set forth in this sentence shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

                  2.4.5 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time at the relevant Lending Installation) on the date when due and the Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders; provided, however, that if on any date the Borrower shall pay less than the full amount of Obligations owing on such date, such payment shall be distributed to the Lenders ratably based upon the ratio of the aggregate amount of Obligations owing to each such Lender on such date to the aggregate amount of Obligations owing to all the Lenders on such date. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with ANB for each payment of principal, interest and fees as it becomes due hereunder.

                  2.4.6 Recovery of Payment. In the event any payment by the Borrower or any Subsidiary received by the Agent and distributed to the Lenders is thereafter set aside, avoided or recovered from the Agent for any reason for under any circumstances including without limitation, in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Agent, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

                  2.4.7 Collateral. Payment and performance of all of the Obligations shall be secured by the Collateral pursuant to the Security Agreement.

                  2.4.8 Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its applicable Note(s), and such entries shall be prima facie evidence of the existence and the amounts of the Obligations therein recorded; provided, however, that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under any such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, or continue Revolving Advances and to transfer funds and issue Facility Letters of Credit in each case based on telephonic notices made by any Authorized Officer or Authorized Officers the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

                  2.4.9 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which such Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Advance optionally prepaid on a day other than a Payment Date, shall be payable on the Payment Date next succeeding the date of such prepayment. Interest on all Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal on an Advance shall become due on a day which is not a Business Day and, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

                  2.4.10 Principal and Interest Payments Upon The Term Loan. Commencing April 30, 2000 and on each Payment Date thereafter Borrower shall pay to Lenders in addition to all interest and other payments due on such date, the monthly principal amount of $83,333.33 upon the Term Loan. Interest on the Term Loan shall be calculated based upon a five (5) year amortization with all accrued interest due and payable on each Payment Date.

                  2.4.11 Notification of Advances, Interest Rates, and Prepayments. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Borrowing Notice, Facility Letter of Credit Request and repayment notice received by it hereunder. The Agent will notify each Lender of each change in the Base Rate.

                  2.4.12 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

                  2.4.13 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of repayment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of repayment by the Borrower, the interest rate applicable to the relevant Advance.

                  2.4.14 Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor form), certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, and (ii) a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Lender which so delivers a Form 1001 or 4224 (or successor form) further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  2.4.15 Maintenance of Balances and Lock Box Account. Throughout the term of this Agreement the Borrower agrees (i) to utilize American National Bank and Trust Company of Chicago as its primary depository and remittance point, (ii) at all times to maintain the Lock Box and Lock Box Account (as defined in the Security Agreement) with the Agent and (iii) in the event depository accounts for collection purposes are maintained with other Persons, to cause such Persons to enter blocked account agreements with Agent, reasonably acceptable to Agent.


                                  ARTICLE III

                             CHANGE IN CIRCUMSTANCES

         3.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted, enacted, modified or otherwise becoming effective after the date hereof, or any interpretation thereof, or the compliance of any Lender therewith,

                           (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding any Excluded Tax), or changes the basis of taxation of payments to any Lender in respect of its Loans, the Facility Letters of Credit or other amounts due it hereunder, or

                           (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                           (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding, maintaining, issuing or participating in loans or Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held, Letters of Credit issued or participated in or interest received by it, in each case by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Loans and its Commitment.

         3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy).

         3.3      Taxes.

                           (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.3) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
                  (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                           (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

                           (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.3) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.4.

                           (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten (10) Business Days after the date of this Agreement, (x) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (y) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                           (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.3 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                           (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         3.4 Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2 or, 3.3. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.3 shall survive for a period of one year after the later of the payment in full of the Obligations and the termination of this Agreement.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 Initial Advance and Facility Letter of Credit. The Lenders shall not be required to make the initial Advance hereunder and, if the initial Advance shall not have been made, the Issuer shall not be required to issue any Facility Letter of Credit hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders the following, each dated as of the initial Borrowing Date or Issuance Date, as the case may be (or such earlier date as shall be acceptable to the Agent):

                           (i) Copies of the certificate of formation of Borrower, together with all amendments thereto, and certificates of good standing of Borrower from each jurisdiction in which Borrower is qualified to do business, all certified by the appropriate governmental officers in their respective jurisdiction.

                           (ii) Copies, certified by the Secretary or an Assistant Secretary of Borrower, of its by-laws, operating agreements and of Board of Directors' and members' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) authorizing the execution of each of the Loan Documents to which such Borrower is a party.

                           (iii) Incumbency certificates, executed by the Secretary or an Assistant Secretary of each Borrower, which shall identify by name and title and bear the signature of the officers of Borrower authorized to sign the Loan Documents to which it is a party and, with respect to the Borrower, to make borrowings hereunder, upon which certificates the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

                           (iv) A certificate, signed by the president or chief financial officer of the Borrower, stating that on the initial Borrowing Date that the Borrower is solvent and that no Default or Unmatured Default has occurred and is continuing.

                           (v) A written opinion of Dewey Ballantine LLP, outside counsel to the Borrower, addressed to the Agent and the Lenders in substantially the form of Exhibit E hereto.

                           (vi) This Agreement and the Notes fully executed and payable to the order of each of the Lenders.

                           (vii) A Security Agreement executed by the Borrower and (if applicable) the Subsidiaries in favor of the Agent and the Lenders, together with:

                                    (a) original copies of Uniform Commercial
                           Code financing statements (Form UCC-1), dated a date reasonably near (but not subsequent to) to the Closing Date naming the Borrower as Debtor and the Agent as the secured party, in a form sufficient to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Agent or Required Lenders, desirable to perfect the security interest of the Agent and Lenders pursuant to the Security Agreement;

                                    (b) executed copies of proper Uniform
                           Commercial Code termination statements (Form UCC-3) and such other instruments or agreements to release all Liens and other rights of any Person in any collateral covered by the Collateral Documents;

                                    (c) certified copies of Uniform Commercial
                           Code Requests for Information or copies, or a similar search report certified by the Borrower, dated a date reasonably near (but not subsequent to) to the Closing Date, listing all effective financing statements which name Reynolds Fasteners, Inc. as the debtor and which relate to the assets purchased by the Borrower pursuant to the Reynolds Purchase Agreement, none of which financing statements (other than those described in subsection (b) of this Section) shall cover any collateral covered by the Security Agreement.

                           (viii) Subordination agreements in form and substance acceptable to the Agent with respect to Subordinated Debt.

                           (ix)     Written money transfer instructions
                  addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

                           (x) An executed copy of the Reynolds Purchase Agreement in form and substance acceptable to Agent and the Required Lenders in their sole discretion.

                           (xi) Proof satisfactory to Agent that Alleghany has funded to the Borrower funds in excess of $8 million for the Reynolds Acquisition and such funds will be used to pay a portion of the purchase price in the Reynolds Acquisition.

                           (xii) The terms and conditions of the Reynolds Acquisition and the Borrower's capitalization upon closing of the Reynolds Acquisition are satisfactory to the Agent and the Required Lenders.

                           (xiii) Completion of a field audit conducted by Agent, the results of which are satisfactory to Agent, and payment by Borrower to Agent of the full cost of such field audit.

                           (xiv) A desk top appraisal of Borrower's fixed assets in form and substance satisfactory to Agent.

                           (xv) Evidence satisfactory to the Agent that the Borrower shall have paid, or concurrently with the making of the initial Advance or the issuance of the initial Facility Letter of Credit shall pay, in full, all fees required to be paid pursuant to Section 2.4.1 on or before the initial Borrowing Date or Issuance Date, as the case may be.

                           (xvi)    The insurance certificate described in
                  Section 5.24 along with evidence that the Agent has been named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance required in accordance with Section 5.23 and under the Security Agreement (in the form of certificates of insurance, with standard lenders' loss payable endorsements acceptable to Agent or other instruments or documents evidencing such insurance coverage).

                           (xvii)   Intentionally Omitted.

                           (xviii)  Such consents, estoppels, subordination
                  agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Agent or any Lender.

                           (xix) Evidence that all other actions necessary or, in the opinion of the Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Security Agreement, and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken.

                           (xx) Such other documents as any Lender or its counsel may have reasonably requested.

         4.2 Each Advance and Facility Letter of Credit. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances) and the Issuer shall not be required to issue any Facility Letter of Credit, unless on the applicable Borrowing Date or Issuance Date, as the case may be:

                           (i)      There exists no Default or Unmatured
                  Default.

                           (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

Each Borrowing Notice with respect to each such Advance and each Facility Letter of Credit Request with respect to each such Facility Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         5.1 Corporate Existence and Standing. The Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and each Subsidiary (if any) is a limited liability company duly formed, or a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of formation or incorporation. Each of the Borrower and the Subsidiaries is duly qualified and in good standing as a foreign corporation or limited liability company, as the case may be, authorized to do business in each jurisdiction where such qualification is required because of the nature of its activities or properties and where the failure to maintain such qualification would singly or in the aggregate cause a Material Adverse Effect.

         5.2 Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper limited liability company proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency or similar laws or general principles of equity relating to remedies affecting or relating to the enforcement of creditors' rights generally.

         5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries, or violate the Borrower's or any Subsidiary's limited liability company agreement, certificate of incorporation or by-laws, or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any such violation or conflict which would not singly or in the aggregate cause a Material Adverse Effect. No order, consent, approval, license authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect of, any of the Loan Documents, except as may be applicable because of any Lender, the Agent or an Issuer being a party thereto or except as may be required with respect to particular Facility Letters of Credit, and except for any failure to obtain any such order, consent, approval, license, authorization or exemption or to make any such filing or recordation or to take any such other action which would not singly or in the aggregate cause a Material Adverse Effect.

         5.4 Financial Statements. The December 31, 1999 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP as in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5 Material Adverse Change. Except as set forth on Schedule 5.5 hereto, as amended from time to time, since December 31, 1999, there has been no change in the business, Property, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

         5.6      Taxes. Except as set forth as of the date of this Agreement on
Schedule 5.6 hereto, the Borrower and its Subsidiaries have filed (or joined in the filing of) all United States federal income tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists, except for failures to file or pay which could not be reasonably expected to have a

Material Adverse Effect. The United States federal income tax returns of (or which include) the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the Fiscal Year ended 1995. No tax liens (other than those, if any, which are Permitted Liens) have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7      Litigation and Contingent Obligations. Except as set forth on
Schedule 5.7 hereto, as amended from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could be reasonably expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or Advances. Other than any liability incidental to such litigation, arbitration or proceedings, neither the Borrower nor any Subsidiary has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8 Subsidiaries. Except as otherwise disclosed to the Lenders in writing on or prior to the date hereof, Schedule 5.8 hereto contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of formation or incorporation and the percentage of their respective equity interests owned by the Borrower or other Subsidiaries. Such Subsidiaries do not own any Collateral or if any Collateral is owned, have delivered to Agent a Security Agreement and UCC financing statements required by Agent. All of the issued and outstanding equity interests of such Subsidiaries have been duly authorized and issued and those equity interests which are owned by Borrower or one or more of its Subsidiaries are fully paid and non-assessable.

         5.9 ERISA. The projected benefit obligations at the end of 1999 in excess of the fair value of plan assets at the end of 1999 (computed in accordance with GAAP) of all Single Employer Plans did not exceed $1,500,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $100,000 in the aggregate. Each Benefit Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan, except as set forth as of the date of this Agreement on Schedule 5.9 hereto, or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan. Each Benefit Plan is in substantial compliance with ERISA and the Code and the Borrower has not received any notice from the government or any agency or department thereof asserting that any Benefit Plan is not in compliance with either ERISA or the Code.

         5.10 Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading, provided that this Section 5.10 shall not apply to any plan, forecast, projection or pro forma financial information contained in such materials that is based upon good faith estimates and assumptions believed by the Borrower or such Subsidiary to be reasonable at the time made.

         5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and each of its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, except such default which could not reasonably be expected to have a Material Adverse Effect.

         5.13 Compliance With Laws. The Borrower and each of its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.14 Ownership of Properties. Except as set forth on Schedule 5.14 hereto and except for sales of inventory and other assets made in the ordinary course of business since December 31, 1999, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens (other than those permitted by Section 6.16), to all of the Property and assets reflected as owned by it in the Borrower's December 31, 1999 consolidated balance sheet heretofore delivered to the Lenders.

         5.15 Environmental Matters. Except as set forth on Schedule 5.15 hereto, as amended from time to time, in the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has any reason to believe that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.16 Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.17 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.18     Intentionally Omitted.

         5.19 Intellectual Property. Borrower owns, is licensed under, or otherwise has the rights to, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted (collectively, "Intellectual Property"), except where the failure to own, be licensed under or otherwise have the rights to any such Intellectual Property could not reasonably be expected to have a Material Adverse Effect. All such patents, federally-registered trademarks and registered copyrights included in the Intellectual Property are properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. No material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property, and to the knowledge of Borrower, the use of such Intellectual Property by Borrower does not infringe on the rights of any Person.

         5.20 Labor. There are no strikes, work stoppages, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workmen's compensation proceedings or other material labor or employee related controversies, pending or, to Borrower's knowledge, threatened involving Borrower and any of its employees, except for any of the foregoing which would not in the aggregate have a Material Adverse Effect.

         5.21 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, Borrower has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature and Borrower owns property the fair saleable value of which is greater than the amount required to pay Borrower's Indebtedness. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Borrower or any Affiliate.

         5.22 Post-Retirement Benefits. The present value of the expected cost to the Borrower and its Subsidiaries of post-retirement medical and insurance benefits provided by the Borrower and its Subsidiaries to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $250,000.

         5.23 Insurance. In addition to insurance requirements set forth in the Security Agreement, the Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be reduced by the Borrower in the absence of 10 days' prior notice to the Agent other than in the ordinary course of business. All such insurance shall name the Agent as loss payee/mortgagee and as additional insured, for the benefit of the Lenders, as their interests may appear. All casualty and key man insurance maintained by the Borrower shall name the Agent as loss payee and all liability insurance shall name the Agent as additional insured for the benefit of the Lenders, as their interests may appear. Upon request of the Agent or any Lender, the Borrower shall furnish the Agent, with sufficient copies for each Lender, at reasonable intervals

(but not more than once per calendar year) a certificate of a Responsible Officer of the Borrower (and, if requested by the Agent, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section or the Security Agreement (and which, in the case of a certificate of a broker, were placed through such broker).

         5.24 Insurance Certificate. The certificate delivered at Closing signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.


                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

                  (i) Within 90 days after the close of each of its Fiscal Years, an unqualified (except for qualifications relating to changes in generally accepted accounting principles or practices reflecting changes in generally accepted accounting principles) audit report certified by KPMG, or by other independent certified public accountants reasonably acceptable to the Agent, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, and accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof;

                  (ii) Within 30 days after the end of each month of each of its Fiscal Years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of such month most recently ended and consolidated and consolidating profit and loss and reconciliation of surplus statements, and within 30 days after the end of each fiscal quarter of its Fiscal Years, for itself and its Subsidiaries, a statement of cash flows for the period from the beginning of such Fiscal Year to the end of such month, all prepared in accordance with GAAP and certified by the chief financial officer of the Borrower;

                  (iii) Together with the financial statements required under Sections 6.1(i) and (ii), submitted at the end of each of the Borrower's fiscal quarters, a Compliance Certificate.

                  (iv) Schedules of Accounts, Inventory and Payables. On or before the fifteenth day of each calendar month a Schedule of Accounts, a Schedule of Inventory and a Schedule of Payables as at the last day of the immediately preceding calendar month, each showing an aging of Accounts, Inventory and accounts payable respectively and otherwise in form and substance satisfactory to the Agent.

                  (v) Sales and Collection Reports. Not less frequently than weekly (and more frequently in the Agent's reasonable discretion), a sales and collection report for the immediately preceding week, each in form and substance satisfactory to the Agent.

                  (vi) Borrowing Base Certificate. Not less frequently than monthly (and more frequently in the Agent's reasonable discretion) a Borrowing Base Certificate in the form of Exhibit H hereto listing all Accounts generated by the Borrower during the immediately prior month. Unless the Agent provides notification otherwise, such Borrowing Base Certificate shall be delivered to Agent on the fifteenth day of every calendar month.

                  (vii) Forthwith upon Borrower's having knowledge, the occurrence of a Default or Unmatured Default written notice describing in detail such event.

                  (viii) Forthwith upon Borrower's having knowledge of the institution of, or any adverse determination in any litigation, arbitration proceeding or court proceeding in which any injunctive relief is sought or in which money damages in excess of $500,000 in the aggregate are sought, written notice describing such matter and the Borrower's intended response.

                  (ix)     [Intentionally Omitted].

                  (x) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Benefit Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

                  (xi) Notice as soon as possible and in any event within 10 days after the Borrower or any Controlled Group member withdraws from a Multiemployer Plan and the liability from such withdrawal could reasonably be expected to exceed $100,000.

                  (xii) Notice as soon as possible and in any event within 10 days after the Borrower terminates a Single Employer Plan under Section 4041 of ERISA or the Borrower knows that any Controlled Group Member has terminated a Single Employer Plan that could result in the imposition of a Lien on the property of Alleghany, the Borrower or any Subsidiary.

                  (xiii) Notice as soon as possible and in any event within 10 days after receipt by the Borrower of a written notice from the government or any agency or department thereof that any Benefit Plan of Borrower has violated the provisions of ERISA or the Code, which violation could result in liability to the Borrower in excess of $100,000.

                  (xiv) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  (xv) Within thirty days following delivery to the Borrower, a copy of each of the Borrower's auditor's management letters, if prepared.

                  (xvi) Promptly, copies of all financial statements and reports that the Borrower sends to its members.

                  (xvii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2 Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Revolving Advances and the Facility Letters of Credit for working capital and for general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances or the Facility Letters of Credit to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3 Notice of Default. The Borrower will give prompt notice in writing to the Lenders of the occurrence of (i) any Default or Unmatured Default and (ii) any other development, financial or otherwise, which development could reasonably be expected to have a Material Adverse Effect.

         6.4 Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted unless failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

         6.5 Taxes. The Borrower will, and will cause each Subsidiary to, timely file (or join in the filing of) complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP, and except to the extent that the failure to file any return or the nonpayment of any tax could not reasonably be expected to have a Material Adverse Effect.

         6.6 Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect.

         6.8 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except to the extent that failure to maintain such Property or make such repair could not reasonably be expected to have a Material Adverse Effect.

         6.9 Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and any Lender, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate. Borrower shall upon demand reimburse Agent for each field audit in an amount equal to $500 per auditor per day plus expenses, provided that Borrower's field audit costs shall not exceed $2500 plus expenses in any calendar year.

         6.10 Financial Covenants. The financial covenants referred to in this Section 6.10 shall each be computed at the end of each fiscal quarter (unless stated otherwise) by the Borrower, and such calculations shall be included in the Compliance Certificate referred to in Section 6.1(iii). For purposes of the restrictions on Capital Expenditures set forth in Section 6.10.4 below, Capital Expenditures shall include only such expenditures made with funds derived from Borrower's and its Subsidiaries' ordinary course of business operations; the covenant set forth in Section 6.10.4 below shall not be deemed to restrict Capital Expenditures funded by funds contributed to Borrower by Alleghany.

                  6.10.1 Leverage Ratio. The Borrower will maintain a Leverage Ratio, at all times, of not greater than the following:

         For the Fiscal Quarters Ending                        Leverage Ratio

         Before March 31, 2001                                 6.00:1.00
         March 31, 2001                                        5.25:1.00
         June 30, 2001                                         5.00:1.00
         September 30, 2001                                    4.50:1.00
         December 31, 2001                                     4.00:1.00
         March 31, 2002                                        3.75:1.00
         June 30, 2002                                         3.50:1.00

         September 30, 2002                                    3.25:1.00
         December 31, 2002
         and thereafter                                        3.00:1.00

                  6.10.2 Interest Coverage Ratio. The Borrower will maintain an Interest Coverage Ratio, at all times, of not less than 2.00 to 1.00.

                  6.10.3 Fixed Charge Coverage Ratio. The Borrower will maintain a Fixed Charge Coverage Ratio, at all times for each of Borrower's Fiscal Years to date of measurement of not less than (i) 1.10 to 1.00 for each period up to, but not including March 31, 2001, and (ii) 1.20 to 1.00 for the period ending on March 31, 2001 and each period thereafter.

                  6.10.4 Capital Expenditures. The Borrower and its Subsidiaries will not expend or be committed to expend, in excess of $1,250,000 for Consolidated Capital Expenditures during any one Fiscal Year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries.

         6.11     [Intentionally Omitted]

         6.12 Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

                  (i) Advances and Facility Letter of Credit Obligations hereunder;

                  (ii) Indebtedness which (a) exists on the date hereof, (b) is described in Schedule 6.12 hereto, and (c) has been previously approved by the Agent;

                  (iii) Subordinated Debt which is subordinated to the Advances and Facility Letter of Credit Obligations on terms which are satisfactory to the Required Lenders;

                  (iv) Indebtedness incurred to refinance existing Indebtedness permitted pursuant to this Section 6.12; provided, however, that the maturity date of such new Indebtedness is no earlier than the maturity date of the Indebtedness being refinanced and the terms of such new Indebtedness (including, but not limited to, the amount, the term, the amount of the annual loan payment or provision for collateral or additional collateral) are no more disadvantageous to the Lenders, the Borrower and its Subsidiaries than the terms of the Indebtedness being refinanced;

                  (v) Indebtedness not exceeding $250,000 in the aggregate evidenced by loans and advances to employees of the Borrower and its Subsidiaries provided that no such loans will be made when there exists no Unmatured Default or Default; and

                  (vi) Contingent Obligations not exceeding $250,000 at any one time outstanding.

         6.13 Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may amalgamate, merge or consolidate with or into the Borrower or a Wholly-Owned Subsidiary.

         6.14 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of Property, to any other Person, except:

                  (i) Sales of inventory in the ordinary course of business.

                  (ii) Leases, sales or other dispositions of Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

                  (iii) Sale of the Borrower's building located at 2727 Shermer Road, Northbrook, Illinois, to a bona fide third party purchaser for an amount not less than $3.2 million.

         6.15 Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to become or remain a partner in any partnership or joint venture, or member in a limited liability company, or to make any Acquisition of any Person, except:

                  (i) Short-term obligations of, or fully guaranteed by, the United States of America.

                  (ii) Commercial paper rated A-1 or better by Standard and Poor's Corporation or P-1 or better by Moody's Investors Service, Inc.

                  (iii) Demand deposit accounts maintained in the ordinary course of business.

                  (iv) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

                  (v) Investments not to exceed $5 million in the aggregate at any one time outstanding in the common stock and investment grade bonds of publicly held corporations which stock and bonds are traded on the New York, American or NASDAQ stock exchanges.

                  (vi) Loans to employees of the Borrower or of any of its Subsidiaries which do not exceed, in the aggregate for all such employees at any one time outstanding, $150,000.

                  (vii) Existing Investments which (a) are in existence on the date hereof, (b) are described in Schedule 6.15 (viii) hereto and
         (c) have been previously approved by the Agent and the Lenders.

         6.16 Liens. The Borrower will not, nor will it permit any Subsidiary to create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except the following ("Permitted Liens"):

                  (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                  (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due and which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

                  (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

                  (iv) Liens arising from a judgment rendered or claim filed, not in excess, singly or in the aggregate, of $250,000 against the Borrower or any of its Subsidiaries which the Borrower or such Subsidiary shall be contesting diligently in good faith by proper legal proceedings.

                  (v) Liens which exist on the date hereof incurred by Borrower or its Subsidiaries in the ordinary course of business securing Indebtedness less than $100,000 in the aggregate.

                  (vi) Liens securing obligations which are excluded from Subsection (iii) of the definition of Indebtedness herein.

                  (vii) Easements, building restrictions and such other encumbrances or charges against real property which do not in any material way interfere with the use thereof by the Borrower.

                  (viii) Any extension, renewal or substitution of or for any of the foregoing Liens described in this Section 6.16, provided in each case that (a) the Indebtedness or other obligation or liability secured by the applicable Lien shall not exceed the Indebtedness or other obligation or liability existing immediately prior to such extension, renewal or substitution and (b) the Lien securing such Indebtedness or other obligation or liability shall be limited to the Property which, immediately prior to such extension, renewal or substitution, secured such Indebtedness or other obligation or liability, and improvements on or additions to such Property.

         6.17 Prohibition of Negative Pledge. The Borrower will not, nor will it permit any of its Subsidiaries to agree, covenant, warrant, represent, pledge or otherwise commit with or to any entity other than the Agent, to not incur, create, assume or permit to exist, any mortgage, pledge, lien charge or other encumbrance of any nature whatsoever on all or any of its assets now or hereafter owned.

         6.18 Affiliates. The Borrower will not, nor will it permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.19 Amendments to Agreements. The Borrower will not, nor will it permit any Subsidiary to, amend any term or provision of any Subordinated Debt except with the consent of the Required Lenders and all Lenders for the type of amendments which would require the consent of the Required Lenders and all Lenders respectively under Section 8.2 hereof. The Borrower shall deliver to the Agent all amendments to the Subordinated Debt within five (5) days of such amendment.

         6.20 Sale of Accounts. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or Accounts, with or without recourse, except for Accounts which are past due in an aggregate amount not exceeding $1,000,000 for each of the Borrower's Fiscal Years placed with a collection agent for collection at a commission not exceeding twenty percent (20%) of the amount of such notes or Accounts recovered.

         6.21 Fiscal Year. The Borrower will not, nor will it permit any Subsidiary to, change its Fiscal Year.

         6.22 Limitation on the Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any Subsidiary, unless such Subsidiary delivers to Agent a Security Agreement along with all other documentation required by Agent to perfect a first priority security interest in all Collateral owned or to be owned by such Subsidiary.

         6.23 Subsidiary Dividends. The Borrower's Subsidiaries shall not in any manner either directly or indirectly incur or be bound by any restrictions on dividends from such Subsidiaries to the Borrower, other than those restrictions required by applicable law.

         6.24 Repayment of Subordinated Debt. The Borrower's and its Subsidiaries' amounts of Subordinated Debt which become due and remain unpaid plus the amount of the Borrower's and its Subsidiaries' actual payment of Subordinated Debt, shall not exceed interest only on such Subordinated Debt in amounts not exceeding the amounts permitted by the applicable subordination agreements with respect to such Subordinated Debt.


                                  ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1 Any representation or warranty made (or deemed made pursuant to Article IV) by or on behalf of the Borrower or any of its Subsidiaries to the Lenders, the Issuer or the Agent under or in connection with this Agreement, any Loan, any Facility Letter of Credit or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made (or deemed made).

         7.2 Nonpayment of principal of any Note or of any Reimbursement Obligation when due (or in the case of any Reimbursement Obligation due pursuant to Section 2.3.5(a)(ii)(B), upon demand), or nonpayment of interest upon any Note or of any facility fee, agent fee, Issuance Fee or other obligations (other than Reimbursement Obligations which have been converted into Advances pursuant to Section 2.3.5(a)(ii)(A)) under any of the Loan Documents within three (3) days after the same becomes due.

         7.3 The breach by the Borrower of any of the terms or provisions of Sections 6.2, 6.3, 6.6, 6.10, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.19, 6.20,
6.23 and 6.24.

         7.4 The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within fifteen (15) days after written notice from the Agent.

         7.5 Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness to any of the Lenders or any other Indebtedness in excess of, singly or in the aggregate, $250,000 (any such Indebtedness being herein defined as "Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6 The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws or the laws of any other jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws or the laws of any other jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7 Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

         7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

         7.9 The Borrower or any of its Subsidiaries fail to pay, bond or otherwise discharge within thirty (30) days any judgment or order for the payment of money in excess of, singly or in the aggregate, $500,000, which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

         7.10 Any Reportable Event shall occur in connection with any Benefit Plan which could result in liability to Borrower in excess of $100,000 or a Control Group Member has terminated a Single Employer Plan that could result in the imposition of a Lien on the property of Alleghany, the Borrower or any Subsidiary in excess of $500,000.

         7.11 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $500,000.

         7.12 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $100,000.

         7.13 The Borrower or any Subsidiary shall terminate a Benefit Plan resulting in Unfunded Liabilities to the Borrower in excess of $100,000.

         7.14 The Borrower or any Subsidiary shall incur liability for a violation of ERISA or the Code with respect to any Benefit Plan which exceeds $100,000.

         7.15 The Borrower or any of its Subsidiaries shall be the subject of any proceeding pertaining to the release by the Borrower or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         7.16 Any Change in Control shall occur, except such Change in Control consented to by the Agent and all Lenders.

         7.17 Nonpayment by the Borrower or any of its Subsidiaries of any Rate Hedging Obligation when due or the default or breach by the Borrower or any of its Subsidiaries of any term, provision or condition contained in any Rate Hedging Agreement, which default or breach continues (without being waived) beyond any period of grace therein provided.

         7.18 The occurrence of any "default", as defined in any Loan Document (other than this Agreement or the Notes) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided and has not been waived.

         7.19 The subordination provisions of any agreement or instrument governing any Subordinated Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

         7.20     Enforceability of Loan Documents. Either:

                  (i) any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto, the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                  (ii) any Loan Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1 Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans and to participate in Facility Letters of Credit hereunder, and the obligation of the Issuer to issue Facility Letters of Credit hereunder, shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the Issuer or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) (i) may terminate or suspend the obligations of the Lenders to make Loans and to purchase participation in Facility Letters of Credit hereunder, (ii) may terminate or suspend the obligations of the Issuer to issue Facility Letters of Credit hereunder, and/or
(iii) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         If, within 15 days after (x) acceleration of the maturity of the Obligations, (y) termination of the obligations of the Issuer to issue Facility Letters of Credit hereunder or (z) termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto or to any other Loan Document for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of each of the Lenders:

                  (i) Extend the maturity of any Loan, or extend the expiry date of any Facility Letter of Credit beyond the Facility Termination Date, or forgive all or any portion of the principal amount of any Loan or Facility Letter of Credit Obligation, or reduce the rate or extend the time of payment of Reimbursement Obligations, interest or fees hereunder, or release any collateral securing the Obligations;

                  (ii) Reduce the percentage specified in the definition of Required Lenders;

                  (iii) Extend the Facility Termination Date or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement; or

                  (iv) Amend this Section 8.2 or the provisions of any other section of this Agreement which designate a certain number of Lenders required to consent to or compel actions.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fees required under Section 2.4.1(ii) or 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3 Preservation of Rights. No delay or omission of the Lenders, the Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or issuance of a Facility Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the Issuer and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans and the issuance of the Facility Letters of Credit herein contemplated.

         9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower or participate in Facility Letters of Credit in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3 Taxes. Any taxes (excluding Excluded Taxes) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Issuer, and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the Issuer and the Lenders relating to the subject matter thereof.

         9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.7 Expenses; Indemnification. The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent, the Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent, the Issuer, and each Lender and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Issuer or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan or the direct or indirect use or intended use of any Facility Letter of Credit hereunder except to the extent that they have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         9.8 Numbers of Documents. All originally executed statements, notices, closing documents (other than the Notes), and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

         9.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.11 Nonliability of Lenders. The relationship between the Borrower and the Lenders shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that none of the Agent, the Issuer or any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.

         9.12 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates to the extent that such Affiliate agrees to be bound by this obligation of confidentiality and to other Lenders and their respective Affiliates to the extent that such Affiliate agrees to be bound by this obligation of confidentiality, (ii) to legal counsel, accountants, and other professional advisors to that Lender that agree to be bound by this obligation of confidentiality, (iii) upon the request or demand of any bank regulatory agency having jurisdiction over the Agent or any Lender,
(iv) to any Person as required by law, regulation, or legal process after notice to Borrower (to the extent such notice is permitted by law), and (v) permitted by Section 12.4.

         9.13 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

                                    ARTICLE X

                                    THE AGENT

         10.1 Appointment; Nature of Relationship. American National Bank and Trust Company of Chicago is hereby appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and
(iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify: (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing or issuance of a Facility Letter of Credit hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by such of the Lenders as is required under the terms of this Agreement, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if subsequent to the Facility Termination Date, in proportion to their Commitments immediately prior to such date), without relieving the Borrower of any of its Obligations hereunder, (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, on behalf of the Borrower and the Lenders, a successor Agent; provided, however, that if a Default or Unmatured Default shall have occurred and be continuing at the time of such resignation or removal, the consent of the Borrower shall not be so required. If no successor Agent shall have been so appointed by the Required Lenders, and, to the extent required pursuant to the immediately preceding sentence, consented to by the Borrower, and shall have accepted such appointment, within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon the Obligations owing to it (other than payments received pursuant to Sections 3.1, 3.2 or 3.3) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Obligations held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Obligations. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their outstanding Obligations. In case any such payment is disturbed or avoided by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATION

         12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent, and the Lenders and their respective successors and assigns, except that
(i) the Borrower shall not have the right to assign their respective rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         12.2     Participation.

                  12.2.1 Permitted Participants; Effect. Any Lender may, subject to the provisions of this Section 12.2.1, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Facility Letter of Credit participated in by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents, provided that such Participants are consented to in advance by the Borrower, such consent not to be unreasonably withheld or delayed. In the event of any such sale by a Lender of participating interests to a Participant, such Participant shall have no direct rights hereunder, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Facility Letter of Credit or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, Facility Letter of Credit or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, Facility Letter of Credit or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan or Facility Letter of Credit.

                  12.2.3 Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3     Assignments.

                  12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities other than the Borrower or any of its Affiliates ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit G hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower which shall not be unreasonably withheld or delayed, and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Each such assignment shall be in an amount not less than the lesser of (i) $5 million, and (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

                  12.3.2 Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached to Exhibit G hereto (a "Notice of Assignment"), together with any consents required by
Section 12.3.1, duly executed by the Purchaser, and (ii) payment by one or more of the parties to such assignment (other than the Borrower) of a $3,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment, Loans and interests in Facility Letters of Credit assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that (i) replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment and (ii) Schedule 1 hereto is amended to reflect such assignment.

         12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the credit worthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.12 of this Agreement.

         12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.4.14.


                                  ARTICLE XIII

                                     NOTICES

         13.1 Notices. Except as otherwise permitted by Section 2.2.6 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of the Agent or any Lender, at its address, facsimile number or telex number set forth on Schedule 2 hereto or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action. A complete set of counterparts executed by all the parties hereto shall be lodged with each of the Borrower and the Agent.


                                   ARTICLE XV

          CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL

         15.1 Choice of Law. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2 Consent to Jurisdiction. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE PARTIES HERETO HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION ANY OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH

SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3 Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.









                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Borrower, the Lenders, the Issuer and the Agent have executed this Agreement as of the date first above written.

                              BORROWER:

                              HEADS AND THREADS INTERNATIONAL
                              LLC, a Delaware limited liability company


                              By: /s/ Steven Schonholtz
                                 ---------------------------------------
                                 Print Name: Steven Schonholtz
                                            ----------------------------
                                 Title: President - CEO
                                       ---------------------------------
                                 Address: 2727 Shermer Road
                                         -------------------------------

                                 Telephone No.: 847-564-1100
                                               -------------------------
                                 Telecopier No.:
                                                ------------------------

                              AGENT:

                              AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO, Individually and as
                              Agent and as Issuer




                              By: /s/ Linda K. Mikutis
                                 ---------------------------------------
                                 Print Name: Linda K. Mikutis
                                            ----------------------------
                                 Title: Officer
                                       ---------------------------------
                                 Address: 120 S. LaSalle
                                         -------------------------------

                                 Telephone No.: 312.661.6881
                                               -------------------------
                                 Telecopier No.:
                                                ------------------------

                              LENDERS:

                              AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO




                              By:/s/ Linda K. Mikutis
                                 ---------------------------------------
                                 Print Name: Linda K. Mikutis
                                            ----------------------------
                                 Title: Officer
                                       ---------------------------------
                                 Address:  120 S. LaSalle
                                         -------------------------------

                                 Telephone No.: 312-661-6881
                                               -------------------------
                                 Telecopier No.:
                                                ------------------------



                              LASALLE BANK NATIONAL ASSOCIATION




                              By:/s/ Henry J. Munez
                                 ---------------------------------------
                                 Print Name: Henry J. Munez
                                            ----------------------------
                                 Title: Assistant Vice President
                                       ---------------------------------
                                 Address:  135 South LaSalle Street
                                         -------------------------------
                                           Chicago, Illinois 60603
                                         -------------------------------

                                 Telephone No.: 312-904-7295
                                               -------------------------
                                 Telecopier No.:
                                                ------------------------

                                PRICING SCHEDULE


--------------------------------------------------------------------------------------------------------------
            APPLICABLE          LEVEL I         LEVEL II      LEVEL III        LEVEL IV           LEVEL V
              MARGIN             STATUS          STATUS         STATUS          STATUS            STATUS
--------------------------------------------------------------------------------------------------------------
            Eurodollar          R 1.00%         R 1.25%        R 1.50%         R 1.75%            R 2.00%
               Rate             T 1.25%         T 1.50%        T 1.75%         T 2.00%            T 2.25%
--------------------------------------------------------------------------------------------------------------
          Floating Rate         R 0.00%         R 0.00%        R 0.00%         R 0.00%            R 0.00%
                                T 0.25%         T 0.25%        T 0.25%         T 0.50%            T 0.75%
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
            APPLICABLE          LEVEL I        LEVEL II      LEVEL III        LEVEL IV          LEVEL V
               FEE              STATUS          STATUS         STATUS          STATUS            STATUS
              MARGIN
--------------------------------------------------------------------------------------------------------------
          Commitment Fee        6.25bp         12.50bp        12.50bp         12.50bp           25.00bp
             Bankers             .75%           1.00%          1.25%           1.50%             1.75%
           Acceptances
--------------------------------------------------------------------------------------------------------------
            Letters of           1.00%          1.00%          1.00%           1.00%             1.00%
              Credit
--------------------------------------------------------------------------------------------------------------

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "bp" means basis points.

         "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1 (i) or (ii).

         "Level I Status" exists at any date after the first anniversary of the Closing if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than or equal to 2.99 to 1.00.

         "Level II Status" exists at any date after the first anniversary of the Closing if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 3.49 to 1.00.

         "Level III Status" exists to and including the first anniversary of the Closing and thereafter at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 3.99 to 1.00.

         "Level IV Status" exists at any date after the first anniversary of the Closing if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than or equal to 4.49 to 1.00.

         "Level V Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, or Level IV Status.

         "R" means Revolving Advances.

         "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         "T" means the Term Loan.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6. 1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.





                                      -2-